Exhibit 1.1
Execution Version

Ares Commercial Real Estate Corporation $100,000,000 of Common Stock EQUITY DISTRIBUTION AGREEMENT Dated: November 22, 2019

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TABLE OF CONTENTS

EXHIBITS
Exhibit A    –    Form of Placement Notice
Exhibit B    –    Authorized Individuals for Placement Notices and Acceptances
Exhibit C    –    Compensation
Exhibit D    –    Form of Corporate Opinion of Kirkland & Ellis LLP
Exhibit E    –    Form of Maryland Opinion of Venable LLP
Exhibit F    –    Form of Tax Opinion of Kirkland & Ellis LLP
Exhibit G    –    Company Officers’ Certificate
Exhibit H    –    Manager Officers’ Certificate
Exhibit I    –    Issuer Pricing Free Writing Prospectus

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Ares Commercial Real Estate Corporation
$100,000,000 of Common Stock
EQUITY DISTRIBUTION AGREEMENT
November 22, 2019
JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111
Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:
Each of Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company”), and Ares Commercial Real Estate Management LLC, a Delaware limited liability company (the “Manager”), confirms its agreement (this “Agreement”) with JMP Securities LLC and Raymond James & Associates, Inc. (each, a “Placement Agent” and collectively, the “Placement Agents”), as follows:
SECTION 1.Description of Securities.
The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through either of the Placement Agents, severally and not jointly, acting as agent and/or principal, up to $100,000,000 (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and neither of the Placement Agents shall have any obligation in connection with such compliance. The issuance and sale of the Securities through the Placement Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities. The Company agrees that the Placement Agents shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by such Placement Agent in a separate written agreement containing the terms and conditions of such sale.
The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-232742), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Placement Agents, for use by the Placement Agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. Any reference herein to each Issuer Free Writing Prospectus, if any, issued prior to any Applicable Time (as defined below), the most recent Prospectus filed with the Commission in accordance with Section 7(a), 7(e) or 7(o) hereof that is distributed to investors prior to any Applicable Time and the number of Securities and the offering price per share of Common Stock, all considered together, is herein called the “General Disclosure Package.” Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Any reference herein to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.
SECTION 2.Placements.
Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify one of the Placement Agents by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the applicable Placement Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the applicable Placement Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, such Placement Agent will, prior to 4:30 p.m. (eastern time) on the Business Day (as defined below) following the Business Day on which the Placement Notice is delivered to such Placement Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and such Placement Agent set forth on Exhibit B setting forth the terms that such Placement Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Placement Agent until the Company delivers to the applicable Placement Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and such Placement Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of such Placement Agent’s acceptance of the terms of the Placement Notice or upon receipt by such Placement Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities have been sold, (ii) in accordance with the Placement Notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) the Agreement has been terminated under the provisions of Section 9 or Section 12 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Placement Agents in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Placement Agents will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to a Placement Agent and either (i) such Placement Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
SECTION 3.Sale of Placement Securities by the Placement Agents.
Subject to the provisions of Section 6(a), the Placement Agent that has received a Placement Notice from the Company, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Such Placement Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Placement Agents pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Placement Agents (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agents may sell Placement Securities in transactions that are deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on or through the New York Stock Exchange (the “NYSE”), sales made to or through market makers and sales made through any other existing trading market or electronic communications network specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agents may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions, which may include block trades. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.
SECTION 4.Suspension of Sales. The Company or either of the Placement Agents, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Exhibit B), may suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.
SECTION 5.Representations and Warranties.
(a)    Representations and Warranties by the Company. The Company represents and warrants to the Placement Agents as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement and as of the time of each sale of any Securities or any securities pursuant to this Agreement (the “Applicable Time”), and agrees with the Placement Agents, as follows:
(1)    Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information, (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been complied with and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Securities Act (including without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date (as defined below), as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold, the Company may, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Placement Agents, and will use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new shelf registration statement.
The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agents expressly for use therein.
The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus (as defined below) that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Placement Agents (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit I hereto, in each case in the form furnished (electronically or otherwise) to the Placement Agents for use in connection with the offering of the Securities.
Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date (as defined below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified; each Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus, as of each Applicable Time and Settlement Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that time, not misleading. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein. Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
(2)    Independent Accountants.  The accountants who certified the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the Securities Act, Exchange Act and the PCAOB.
(3)    Financial Statements.  The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of any other entities or businesses included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries (if any) for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements  under the Securities Act and Exchange Act, as applicable.  The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.  No other financial statements are required to be set forth in the Registration Statement, the General Disclosure Package or the Prospectus.
(4)    No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case other than as disclosed therein), (A) there has been no material adverse change in the condition (financial or other), results of operations, business, properties, management or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) there have been no transactions entered into by the Company or its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C)  there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Capital Stock.
(5)    Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(6)    Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned, directly or indirectly by the Company, free and clear of any Lien (as defined herein) or as a result of borrowings pursuant to any indenture or financing transaction or repurchase agreement described in the Registration Statement, the General Disclosure Package or the Prospectus; and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issues and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.
(7)    Capitalization.  The Company has the authorized capitalization as set forth in the Prospectus. The shares of issued and outstanding Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Capital Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company.
(8)    Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(9)    Authorization of Securities.  The Securities to be issued and sold by the Company from time to time under this Agreement will be duly authorized for issuance and sale to the applicable Placement Agent pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration as contemplated by this Agreement, will be validly issued, fully paid and non-assessable; and the issuance and sale of the Securities to be sold under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company.
(10)    Description of Securities.  The Common Stock, the Company’s preferred stock, and the Company’s charter and bylaws conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.  None of the Company’s securities have been rated by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436 under the Securities Act).
(11)    Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (i) in violation of its Organizational Documents (as defined herein) or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document (as defined herein), except, in the case of (ii) above, for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined herein) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults, Repayment Events or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.
(12)    Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, there is no action, suit, proceeding, inquiry or investigation, before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries that (i) is required to be disclosed in the  Registration Statement, the General Disclosure Package or the Prospectus, (ii) would reasonably be expected to result in a Material Adverse Effect or (iii) would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, the General Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(13)    Accuracy of Descriptions and Exhibits.  The information in the Prospectus under the captions “Description of Our Capital Stock,” “Summary of Our Charter and Bylaws,” and “Material U.S. Federal Income Tax Considerations,” as supplemented and superseded by the information set forth in the Prospectus Supplement under the caption “Material U.S. Federal Income Tax Considerations” and the information in the Registration Statement under Item 3, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any Company Documents are accurate in all material respects; and there are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.
(14)    Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them or proposed to be operated by them immediately following the offering of the Securities as described in the General Disclosure Package or the Prospectus, except where the failure to own, possess or otherwise be able to acquire such rights in a timely manner, individually or in the aggregate, would not otherwise reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
(15)    Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any domestic court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities from time to time hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, except such as have been obtained under the Securities Act, the Exchange Act the rules of the NYSE, state securities laws or the rules of FINRA.
(16)    Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such Governmental Licenses would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(17)     Title to Property.  The Company and its subsidiaries have good and marketable title to the portfolio of commercial real estate loans described in the Registration Statement, the General Disclosure Package and the Prospectus, except for those commercial real estate loans that have nominally been transferred to a lender/buyer counterparty pursuant to a master repurchase agreement, in respect of which the Company has a binding and enforceable right to repurchase such loans from such lender/buyer counterparty, subject to and in accordance with the terms of that repurchase agreement.  All real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, except such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such leases and subleases are in full force and effect in all material respects; and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(18)    Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.
(19)    Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order by any governmental body or agency for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries under any Environmental Laws.
(20)    Absence of Registration Rights.  Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or under the Securities Act.
(21)    NYSE.  The outstanding shares of Common Stock and the Placement Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the NYSE.
(22)    Tax Returns.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) the Company and its subsidiaries have filed all U.S. federal, state, local and foreign tax returns that are required to be filed or have obtained extensions thereof, (B) such returns are true, correct and complete in all material respects, and (C) the Company and its subsidiaries have paid all taxes shown as due pursuant to such returns or pursuant to any assessments, fines or penalties levied against the Company and its subsidiaries, except for such taxes, assessments, fines or penalties, if any, as are being contested in good faith by appropriate proceedings and for which an adequate reserve has been established in accordance with GAAP.  All tax liabilities of the Company have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed material tax assessments.
(23)    Insurance.  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in material compliance with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company has given notice to the Company that it is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(24)    Accounting Controls.  The Company and its subsidiaries maintain and have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 under the Exchange Act).  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the first day of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), and (2) no fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statements, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company has established “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(25)    Compliance with the Sarbanes-Oxley Act.  The Company and its subsidiaries and to the knowledge of the Company the officers and directors of the Company and its subsidiaries, in their capacities as such, are, and at the Settlement Date (as defined below) and any Applicable Time will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”).
(26)    Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.
(27)    Statistical and Market-Related Data.  Any statistical, demographic or  market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
(28)    Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), except for such violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(29)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(30)    OFAC. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(31)    Real Estate Investment Trust Status.  The Company made a timely election to be subject to tax as a real estate investment trust (a “REIT”) for its taxable year ending December 31, 2012 and such election has at all times remained in effect. Commencing with its taxable year ending December 31, 2012, (a) the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) the Company has operated and intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code and (c) the Company’s current and proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code. The Company has no intention of materially changing its current or proposed method of operations or engaging in activities which would cause it to fail to qualify as a REIT.
(32)    Management Agreement.  The management agreement (the “Management Agreement”), dated April 25, 2012 and as amended from time to time, between the Company and the Manager, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and the discretion of the court before which any proceeding may be brought.
(33)    ERISA Compliance.  The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that are subject to Title IV of ERISA. No “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, other than as would not result in a Material Adverse Effect. Each employee benefit plan established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(34)    Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Prospectus that have not been described as required.
(35)    Offering Materials.  Without limitation to the provisions of Section 18 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Placement Agents), any “written communication” (as defined Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Securities, other than the Prospectus or any amendment or supplements thereto and any Permitted Free Writing Prospectuses (as defined in Section 18).
(36)    No Restrictions on Dividends.  Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company from paying any dividends or making other distributions on its Capital Stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, any subsidiary of the Company from paying any dividends or making other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as a result of borrowings, pursuant to any indenture or financing transaction or repurchase agreement described in the Registration Statement, the General Disclosure Package or the Prospectus.
(37)    Brokers.  There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(38)    Permitted Free Writing Prospectuses. Except for the Issuer Free Writing Prospectuses identified in Exhibit G hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of the Placement Agent, prepare, use or refer to, any Free Writing Prospectus.
(39)    Company Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and (ii) as of the date hereof, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.
(40)    Cybersecurity. (A) The Company is not aware of any current (or event or condition that would reasonably be expected to result in any future) security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases used, processed or stored by the Company or its subsidiaries or on behalf of the Company or its subsidiaries (including the Manager) (collectively, “IT Systems and Data”), except for any such security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ IT Systems and Data that would not be reasonably excpected to, individually or in the aggregate, have a Material Adverse Effect and (B) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, operation, redundancy and security of their IT Systems and Data to be used in connection with the Company’s proposed method of operation set forth in the Registration Statement, the Issuer Free Writing Prospectus and the Prospectus. To the Company’s knowledge, the Company and its subsidiaries are presently in material compliance with all applicable laws and regulations, judgments and orders of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect.
(b)    Representations and Warranties by the Manager. The Manager represents and warrants to each Placement Agent as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7(p) of this Agreement and as of each Applicable Time, and agrees with each Placement Agents, as follows:
(1)    Certain Information. The information provided by the Manager, its affiliates or one of its subsidiaries set forth under the heading “Business—Ares Commercial Real Estate Management LLC and Ares Management Corporation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (collectively, the “Manager Package”) is true and correct in all material respects. As of the date of this Agreement, the Manager has no plan or intention to materially alter its capital investment policy or investment allocation policy with respect to the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(2)    Good Standing of the Manager. The Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement; and the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(3)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.
(4)    Authorization of Other Agreements. The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and the discretion of the court before which any proceeding may be brought.
(5)    Absence of Defaults and Conflicts. The Manager is not (i) in violation of its Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreements to which it is bound, or which any of its property or assets is subject, except, in the case of (ii) above, for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Management Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Manager with its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Manager pursuant to any agreement to which it is bound or to which any of its property or assets is subject (except for such conflicts, breaches, defaults or Repayment Events or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the limited liability company agreement or other organizational documents of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations.
(6)    Absence of Proceedings. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, (a) there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the Management Agreement or the performance by the Manager of its obligations hereunder or thereunder; and (b) the aggregate of all pending legal or governmental proceedings to which the Manager is a party or of which any of its property or assets is the subject, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(7)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement and the Management Agreement, except such as have been already obtained or as may be required under the Securities Act, Exchange Act, or state securities laws or as are described in the Registration Statement, the General Disclosure Package or the Prospectus.
(8)    Employment; Noncompetition; Nondisclosure. The Manager has not been notified that any executive officer of the Company or the Manager named in the Registration Statement, General Disclosure Package and the Prospectus plans to terminate his, her or their employment with his, her or their current employer.  Neither the Manager nor, to the knowledge of the Company, any executive officer or key employee of the Company or the Manager named in the Registration Statement, General Disclosure Package and the Prospectus, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where such violation would not reasonably be expected to constitute a Material Adverse Effect.
(9)    Internal Controls. The Manager operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.
(10)    Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing the duties set forth in the Management Agreement and disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
(11)    Foreign Corrupt Practices Act. The Manager is not aware of nor has it taken any action, directly or indirectly, that has resulted or would result in any violations of the FCPA except for such violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Manager has conducted its businesses in compliance with the FCPA and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(12)    Money Laundering Laws. The operations of the Manager is and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager with respect to the Money Laundering Laws is pending or, to the knowledge of the Manager, threatened.

(13)    OFAC. The Manager is not currently subject to any U.S. sanctions administered by the OFAC; and the Manager will not directly or indirectly cause the Company to directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(c)    Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) delivered to any Placement Agent or to counsel for the Placement Agents pursuant to the terms or provisions of this Agreement shall be deemed a representation and warranty by the Company to each Placement Agent as to the matters covered thereby by such officer in his or her official capacity, and not in his or her individual capacity. Any certificate signed by any officer or other designee of the Manager delivered to the Placement Agents or to counsel for the Placement Agents shall be deemed a representation and warranty by the Manager to each Placement Agent as to the matters covered thereby.
SECTION 6.Sale and Delivery to the Placement Agents; Settlement.
(a)    Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the a Placement Agent’s acceptance of the terms of a Placement Notice or upon receipt by a Placement Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the applicable Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that such Placement Agent will be successful in selling Placement Securities, (ii) neither Placement Agent will incur liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the applicable Placement Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) neither Placement Agent shall be under an obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the applicable Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).
(b)    Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Placement Agents at which such Placement Securities were sold, after deduction for the Placement Agents’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof.
(c)    Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the applicable Placement Agent’s or its designee’s account (provided such Placement Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository

Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Placement Agent that has accepted a Placement Notice will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Placement Agents harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Placement Agents any commission, discount, or other compensation to which they would otherwise have been entitled absent such default.
SECTION 7.Covenants of the Company. The Company covenants with the Placement Agents as follows:
(a)    Registration Statement Amendment. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Placement Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Placement Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Placement Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Placement Agents’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Placement Agents (provided, however, that the failure of the Placement Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agents’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Placement Agents within a reasonable period of time before the filing and the Placement Agents have not reasonably objected thereto (provided, however, that the failure of the Placement Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agents’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Placement Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).
(b)    Notice of Commission Stop Orders. The Company will advise the Placement Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.
(c)    Delivery of Registration Statement and Prospectus. Except to the extent such documents have been publicly filed with the Commission pursuant to EDGAR, the Company will furnish to the Placement Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Placement Agents may from time to time reasonably request.
(d)    Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement together with the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement together with the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Placement Agents to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and the Prospectus comply with such requirements, and the Company will furnish to the Placement Agents such number of copies of such amendment or supplement as the Placement Agents may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or together with the Prospectus omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Placement Agents to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(e)    Blue Sky and Other Qualifications. The Company will use its reasonable best efforts, in cooperation with the Placement Agents, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agents may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide to the Placement Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(g)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
(h)    Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Placement Agents under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.
(i)    Filings with the Exchange. The Company will timely seek to file with the NYSE all material documents and notices required by the NYSE of companies that have securities traded on the NYSE.
(j)    [Reserved.]
(k)    Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the Placement Agents notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of restricted stock, Common Stock, options to purchase Common Stock, or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the entry by the Company into a definitive agreement contemplating the issuance of Common Stock or securities convertible into or exchangeable for Common Stock representing up to 10% of the then outstanding Common Stock on a fully diluted basis in connection with an acquisition, merger or sale or purchase of assets, or (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company has in effect or may adopt from time to time, provided the implementation of such new plan is disclosed to the Placement Agents in advance.
(l)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Placement Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Placement Agents pursuant to this Agreement during such fiscal quarter.
(m)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Placement Agents or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Placement Agents may reasonably request.
(n)    Disclosure of Sales. The Company will, if applicable, disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through the Placement Agents during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to the Placement Agents with respect to such Placement Securities.
(o)    Representation Dates; Certificates. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and:
(i)    each time the Company files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities (other than amendments or supplements that are filed solely to report sales of the Placement Securities pursuant to this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;
(ii)    each time the Company files an annual report on Form 10-K under the Exchange Act (each date of filing of the Company's annual report on Form 10-K shall be a “10-K Representation Date”);
(iii)    each time the Company files its quarterly reports on Form 10-Q under the Exchange Act; or
(iv)    each time the Company files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8‑K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);
the Company shall furnish the Placement Agents with a certificate, in the form attached hereto as Exhibit G and the Manager shall furnish the Placement Agents with a certificate, in the form attached hereto as Exhibit H, promptly following any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any 10-K Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Placement Agents with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Placement Agents sell any Placement Securities, the Company shall provide the Placement Agents with a certificate, in the form attached hereto as Exhibit G and the Manager shall provide the Placement Agents with a certificate, in the form attached hereto as Exhibit H, each dated the date of the Placement Notice. For purposes hereof, “promptly” shall be deemed to be prior to the time the Company delivers a Placement Notice hereunder.
(p)    Legal Opinions. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and promptly following each Representation Date (excluding Representation Dates with regard to the time the Company files its quarterly reports on Form 10-Q or any current report on Form 8-K containing financial information that amends the financial information in any quarterly report on Form 10-Q) with respect to which the Company and the Manager are obligated to deliver their respective certificates in the form attached hereto as Exhibit G and Exhibit H, respectively, for which no waiver is applicable, the Company shall cause to be furnished to the Placement Agent (i) a written opinion of Kirkland & Ellis LLP, corporate counsel to the Company (“Company Corporate Counsel”), or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D, (ii) a written opinion of Venable LLP, Maryland counsel to the Company (“Company Maryland Counsel”), or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E; (iii) a written opinion of Kirkland & Ellis LLP, tax counsel to the Company (“Company Tax Counsel”), or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit F and (iv) unless waived by the Placement Agents, a written opinion of Latham & Watkins LLP, counsel to the Placement Agents (“Counsel to the Placement Agents”), or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent 10-K Representation Dates, counsel may furnish the Placement Agents with a letter (a “Reliance Letter”) to the effect that the Placement Agents may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such 10-K Representation Date). For purposes hereof, “promptly” shall be deemed to be prior to the time the Company delivers a Placement Notice hereunder.
(q)    Comfort Letter. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and promptly following each Representation Date (excluding Representation Dates with regard to the time the Company files its quarterly reports on Form 10-Q or any current report on Form 8-K containing financial information that amends the financial information in any quarterly report on Form 10-Q) with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Prospectus) to furnish the Placement Agents letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to the Placement Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings. For purposes hereof, “promptly” shall be deemed to be prior to the time the Company delivers a Placement Notice hereunder.
(r)    Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Placement Agents; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.
(s)    Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(t)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.
(u)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Placement Agents, in their capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Placement Agents in their capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Placement Agents as principal or agent hereunder.
(v)    Sarbanes-Oxley Act. The Company and its subsidiaries will use their commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.
(w)    Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Placement Agents and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party
(x)    REIT Qualification. The Company will use its best efforts to enable the Company to meet the requirements to qualify as a REIT under the Code until the Board of Directors of the Company determines in that it is no longer in the best interests of the Company to qualify as a REIT.
SECTION 8.Payment of Expenses.
(a)    Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Placement Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Placement Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Placement Agents, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company and the Manager, (iv) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (v) the printing and delivery to the Placement Agents of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Placement Agents to investors, (vi) the fees and expenses of the transfer agent and registrar for the Securities, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Placement Agents in connection with, the review by FINRA of the terms of the sale of the Securities in an amount not to exceed $5,000, together with those fees and expenses referred to in clause (iv) in this Section 8 and (viii) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE. In addition, the Company shall reimburse the Placement Agents for up to $50,000 of out-of-pocket legal expenses incurred by the Placement Agent in connection with the preparation of this Agreement, the due diligence investigation of the Company and the transactions contemplated hereunder less any amounts incurred pursuant to clauses (iv) and (vii) hereunder.
SECTION 9.Conditions of the Placement Agents’ Obligations. The obligations of the Placement Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Manager contained in this Agreement or in certificates of any officer of the Company, the Manager or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Manager of their covenants and other obligations hereunder, and to the following further conditions:
(a)    Opinions of Company Corporate Counsel, Company Maryland Counsel, Company Tax Counsel and Counsel to the Placement Agent. On or prior to the date that Securities are first sold pursuant to the terms of this Agreement the Company shall furnish to the Placement Agents the opinions, each addressed to the Placement Agents, of (i) Company Corporate Counsel, or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D; (ii) Company Maryland Counsel, or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E; (iii) Company Tax Counsel, or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit F; and (iv)  unless waived by the Placement Agents, Counsel to the Placement Agents, or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents, dated the date that the opinion is required to be delivered.
(b)    Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice.
(c)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)    No Misstatement or Material Omission. The Placement Agents shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agents’ reasonable opinion is material, or omits to state a fact that in the Placement Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(e)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.
(f)    Representation Certificate. The Placement Agents shall have received the certificates required to be delivered by the Company and the Manager pursuant to Section 7(o) on or before the date on which delivery of such certificates are required pursuant to Section 7(o).
(g)    Accountant’s Comfort Letter. The Placement Agents shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).
(h)    Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice.
(i)    No Suspension. Trading in the Securities shall not have been suspended on the NYSE.
(j)    Additional Documents. On each date on which the Company and the Manager are required to deliver their respective certificates pursuant to Section 7(o), counsel for the Placement Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.
(k)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.
(l)    Termination of Agreement. If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agents by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 19 and 20 hereof shall survive such termination and remain in full force and effect.
SECTION 10.Indemnity and Contribution by the Company, the Manager and the Placement Agents.
(a)    Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless the Placement Agents and any person who controls the Placement Agents within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Placement Agents or any controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the General Disclosure Package or the Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Prospectus as of its date and as amended or supplemented by the Company), (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus, the General Disclosure Package or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except, in the case of each of clauses (1), (2) and (3), insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Issuer Free Writing Prospectus, the General Disclosure Package and the Prospectus in the light of the circumstances under which they were made) not misleading, in each such case, to the extent contained in and in conformity with information furnished in writing by the Placement Agents to the Company expressly for use therein (that information being limited to that described in Section 10(b) hereof). The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company may otherwise have. If any action is brought against the Placement Agents or any controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph of this Section 10(a), the Placement Agents shall promptly notify the Company in writing of the institution of such action, and the Company shall if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is materially prejudiced by such failure or delay. The Placement Agents or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Placement Agents or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel reasonably satisfactory to the Placement Agents or such controlling person, as the case maybe, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company(in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Placement Agents or such controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.
(b)    Indemnification by the Manager. The Manager agrees to indemnify, defend and hold harmless the Placement Agents and any person who controls the Placement Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the extent and in the manner set forth in clauses (1), (2) and (3) of Section 10(a) above; provided, however, that in the case of the Manager this indemnity agreement shall only apply to any loss, expense, liability, damage or claim if such loss, expense, liability, damage or claim arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Manager Package.
(c)    Indemnification by the Placement Agents. The Placement Agents agree to indemnify, defend and hold harmless the Company, the Manager, the Company’s directors, the Company’s officers that signed the Registration Statement, any person who controls the Company or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Manager or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the General Disclosure Package or the Prospectus, (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by the Placement Agents to the Company expressly for use therein. The names of the Placement Agents appearing in the Prospectus shall constitute the only information furnished by or on behalf of the Placement Agents to the Company for the purposes of Section 5(a)(1) and this Section 10. The indemnity agreement set forth in this Section 10(c) shall be in addition to any liabilities that the Placement Agents may otherwise have.
If any action is brought against the Company, the Manager or any such person in respect of which indemnity may be sought against the Placement Agents pursuant to the foregoing paragraph, the Company, the Manager or such person shall promptly notify the Placement Agents in writing of the institution of such action and the Placement Agents shall if they so elect assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Placement Agents will not relieve the Placement Agents of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay. The Company, the Manager or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Manager or such person unless the employment of such counsel shall have been authorized in writing by the Placement Agents in connection with the defense of such action or such Placement Agent shall not have employed counsel reasonably satisfactory to the Company, the Manager or such person, as the case may be, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to (in which case the Placement Agents shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Placement Agents and paid as incurred (it being understood, however, that the Placement Agents shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Placement Agents shall not be liable for any settlement of any such claim or action effected without its written consent.

(d)    Contribution. If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Manager on one hand and by the Placement Agents on the other hand, each from the offering of the Securities, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Manager on one hand and the Placement Agents on the other hand in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Manager on one hand shall be deemed to be equal to the gross proceeds from the offering of Securities (before deducting discounts and expenses) received by each of them and benefits received by the Placement Agents on the other hand shall be deemed to be equal to the underwriting discounts and commissions received the Placement Agents. The relative fault of the Company and the Manager on one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Manager on the one hand or by the Placement Agents on the other hand and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.
(e)    The Company, the Manager and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (c) above. Notwithstanding the provisions of this Section 10, the Placement Agents shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by the Placement Agents and the liability of the Company and/or the Manager pursuant to this Section 10 shall not exceed the gross proceeds received by the Company and/or the Manager in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f)    The provisions of this Section shall not affect any agreement among the Company and the Manager with respect to indemnification.
SECTION 11.Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Manager or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents or controlling person, or by or on behalf of the Company or the Manager, and shall survive delivery of the Securities to the Placement Agents.
SECTION 12.Termination of Agreement.
(a)    Termination; General. The Placement Agents may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this

Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Placement Agents, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
(b)    Termination by the Company. The Company shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(b), any outstanding Placement Notices shall also be terminated.
(c)    Termination by the Placement Agents. The Placement Agents shall have the right by giving one (1)day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(d)    Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Placement Agents on the terms and subject to the conditions set forth herein.
(e)    Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.
(f)    Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.
(g)    Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 19 and Section 20 hereof shall survive such termination and remain in full force and effect.
SECTION 13.Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the JMP Securities LLC shall be directed to it at JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Facsimile: (415) 835-8920, Attention: Equity Securities; notices to Raymond James & Associates, Inc. shall be directed to it at Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: General Counsel, Equity Capital Markets; and notices to the Company or the Manager shall be directed to it at the offices of the Company at 245 Park Avenue, 42nd Floor, New York, New York 10167, Facsimile: (212) 750-1777, Attention of General Counsel.
SECTION 14.Parties. This Agreement shall inure to the benefit of and be binding upon the Placement Agents, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agents, the Company, the Manager and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agents, the Company, the Manager and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Placement Agents shall be deemed to be a successor by reason merely of such purchase.
SECTION 15.Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.
SECTION 16.Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 17.Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
SECTION 18.Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Placement Agents, and the Placement Agents severally represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Placement Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit I hereto are Permitted Free Writing Prospectuses.
SECTION 19.Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a)    each of the Placement Agents are acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Placement Agents, on the other hand, have been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Placement Agents have advised or are advising the Company on other matters, and the Placement Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
(b)    the public offering price of the Securities was not established by the Placement Agents; it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)    neither of the Placement Agents have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
(d)    it is aware that the Placement Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Placement Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and
(e)    it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.
SECTION 20.Recognition of the U.S. Special Resolutions Regimes.
(a)    In the event that any Placement Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Placement Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event any Placement Agent that is a Covered Entity or a BHC Act Affiliate of such Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Placement Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 20: (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as the term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 21.Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Capital Stock” means any Common Stock, preferred stock or other capital stock of the Company.
“Company Documents” means (i) all Subject Instruments and (ii) all other material contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the material property or assets of the Company or any of its subsidiaries is subject.
“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Repayment Event” means any event or condition that gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

“Subject Instruments” means the Management Agreement and all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Placement Agents, the Company and the Manager in accordance with its terms.
Very truly yours,
ARES COMMERCIAL REAL ESTATE CORPORATION
By: /s/ Anton Feingold
Name: Anton Feingold
Title: Vice President, General Counsel and Secretary
ARES COMMERCIAL REAL ESTATE MANAGEMENT LLC
By: /s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Vice President, General Counsel and Secretary

CONFIRMED AND ACCEPTED, as of the date first above written:
JMP SECURITIES LLC
By: /s/ Thomas Kilian
Name: Thomas Kilian
Title: COO — Investment Banking

RAYMOND JAMES & ASSOCIATES, INC.
By: /s/ Jozsi Popper
Name: Jozsi Popper
Title: Senior Vice President

Signature Page to Equity Distribution Agreement

EXHIBIT A
FORM OF PLACEMENT NOTICE

A-1

EXHIBIT B
AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

B-1

EXHIBIT C
COMPENSATION

C-1

EXHIBIT D
FORM OF CORPORATE OPINION OF KIRKLAND & ELLIS, LLP

D-1

EXHIBIT E
FORM OF MARYLAND OPINION OF VENABLE LLP

E-1

US-DOCS\107476449.7

EXHIBIT F
FORM OF TAX OPINION OF KIRKLAND & ELLIS LLP

F-1

US-DOCS\107476449.7

EXHIBIT G
COMPANY OFFICER CERTIFICATE

G-1

US-DOCS\107476449.7

EXHIBIT H
MANAGER’S OFFICER CERTIFICATE

H-1

EXHIBIT I
ISSUER FREE WRITING PROSPECTUSES

I - 1